Exhibit 99.1

Citius Pharmaceuticals Completes Merger of Subsidiary with TenX Keane to form Citius Oncology, Inc.

LYMPHIR™ for the treatment of cutaneous T-cell lymphoma approved by the FDA

Citius Pharmaceuticals, Inc. holds approximately 90% of publicly traded Citius Oncology, Inc.

Shares of Citius Oncology, Inc. anticipated to begin trading on Nasdaq under the ticker “CTOR” on August 13, 2024

CRANFORD, N.J., Aug. 12, 2024 -- Citius Pharmaceuticals, Inc. (“Citius Pharma” or the “Company”) (Nasdaq: CTXR), a late-stage biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products, today announced that it has completed the previously announced merger of its oncology subsidiary with TenX Keane Acquisition (“TenX”) (Nasdaq: TENK), a publicly traded special purpose acquisition company. The combined company will operate as Citius Oncology, Inc. (“Citius Oncology”) and is expected to begin trading on August 13, 2024, on the Nasdaq stock exchange under the ticker symbol CTOR.

“This transaction is a significant milestone, providing us greater financial and strategic flexibility to advance our late-stage assets. We believe a publicly traded Citius Oncology offers a unique pure play investment opportunity and is better positioned to unlock the value of LYMPHIR, which was approved by the FDA last week. With this transaction, we look forward to launching LYMPHIR, facilitating future growth initiatives, and exploring additional potential oncology assets. It is our intention to distribute of a portion of our shares of Citius Oncology to Citius Pharma shareholders in the future,” stated Leonard Mazur, Chairman and CEO of Citius Pharma and Citius Oncology.

“This transaction also enables Citius Pharma to focus on growing and unlocking the value of other assets in its portfolio, including our novel Mino-Lok antibiotic lock solution which recently achieved primary and secondary endpoints in a Phase 3 Trial and is now another step closer to entering a $1.8 billion market,” added Mazur.

As it has in the past, Citius Oncology will operate under a shared services agreement with Citius Pharma for the services of several key members of the Citius Pharma team, led by Leonard Mazur, Chief Executive Officer, Jaime Bartushak, Chief Financial Officer and Dr. Myron Czuczman, Chief Medical Officer. Myron Holubiak will serve as Executive Vice Chairman of the Citius Oncology Board of Directors.

About the Merger

Pursuant to the agreement, TenX acquired Citius Pharma’s wholly owned subsidiary via a merger, with the newly combined publicly traded company renamed Citius Oncology, Inc. As part of the transaction, all shares of Citius Pharma’s wholly owned subsidiary were converted into the right to receive common stock of Citius Oncology. Citius Pharma holds approximately 90% of the newly public company. An additional 12.75 million existing options will be assumed by Citius Oncology.

The description of the transaction contained herein is only a summary and is qualified in its entirety by reference to the merger agreement, a copy of which has been filed by Citius Pharma in a Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on October 24, 2023.

Advisors

Maxim Group LLC is acting as exclusive financial advisor to Citius Pharma and Newbridge Securities Corporation is acting as exclusive financial advisor to TenX. Wyrick Robbins Yates & Ponton LLP is acting as legal advisor to Citius Pharma and Citius Oncology. The Crone Law Group P.C. is acting as legal advisor to TenX.

About Citius Oncology, Inc.

Citius Oncology will serve as a platform to develop and commercialize novel targeted oncology therapies. In August 2024, its primary asset, LYMPHIR, was approved by the FDA for the treatment of adults with relapsed or refractory CTCL who had had at least one prior systemic therapy. Management estimates the initial market for LYMPHIR currently exceeds $400 million, is growing, and is underserved by existing therapies. Robust intellectual property protections that span orphan drug designation, complex technology, trade secrets and pending patents for immuno-oncology use as a combination therapy with checkpoint inhibitors would further support Citius Oncology’s competitive positioning. Citius Oncology is a publicly traded subsidiary of Citius Pharmaceuticals. For more information, please visit www.citiusonc.com

About LYMPHIR™ (denileukin diftitox-cxdl)

LYMPHIR is a specially engineered IL-2- diphtheria toxin fusion protein made using recombinant DNA technology. It works by targeting cells that have IL-2 receptors with a toxin derived from diphtheria bacteria. Once inside the cell, this toxin stops the cell from making proteins, which leads to cell death. LYMPHIR has two main effects. It directly kills tumor cells by binding to the IL-2 receptors and internalizing the diphtheria toxin directly into the tumor cells, causing them to die. Additionally, it boosts the body’s immune response by reducing the number of regulatory T-cells (Tregs) that suppress the immune system, thereby enhancing the body’s ability to fight the tumor. LYMPHIR is unique as the only IL-2 receptor targeted CTCL therapy, offering a novel option to patients cycling through multiple treatments.

In 2011 and 2013, the FDA granted orphan drug designation to LYMPHIR for the treatment of PTCL and CTCL, respectively. In 2021, denileukin diftitox received regulatory approval in Japan for the treatment of CTCL and peripheral T-cell lymphoma (PTCL). Subsequently, in 2021, Citius Pharma acquired an exclusive license with rights to develop and commercialize LYMPHIR in all markets except for Japan and certain parts of Asia. In August 2024, LYMPHIR was approved by the FDA for the treatment of adults with relapsed or refractory CTCL who had had at least one prior systemic therapy.

Additional value-creating opportunities in larger markets include potential indications in peripheral T-cell lymphoma or as a combination therapy with CAR-T and PD-1 inhibitors, and in markets outside the U.S. Currently, two investigator-initiated trials are underway to explore LYMPHIR’s potential as an immuno-oncology combination therapy.

Please read Important Safety Information and full Prescribing Information, including Boxed WARNING, for LYMPHIR at www.lymphirhcp.com.

About Citius Pharmaceuticals, Inc.

Citius Pharmaceuticals, Inc. is a biopharmaceutical company dedicated to the development and commercialization of first-in-class critical care products. In August 2024, the FDA approved LYMPHIR, a targeted immunotherapy for an initial indication in the treatment of cutaneous T-cell lymphoma that is now being developed by Citius Oncology. Citius Pharma’s late-stage pipeline also includes Mino-Lok®, an antibiotic lock solution to salvage catheters in patients with catheter-related bloodstream infections, and CITI-002 (Halo-Lido), a topical formulation for the relief of hemorrhoids. A Pivotal Phase 3 Trial for Mino-Lok and a Phase 2b trial for Halo-Lido were completed in 2023. Mino-Lok met primary and secondary endpoints of its Phase 3 Trial. Citius is actively engaged with the FDA to outline next steps for both programs. For more information, please visit www.citiuspharma.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are made based on our expectations and beliefs concerning future events impacting Citius. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “estimate,” “expect,” “plan,” “should,” and “may” and other words and terms of similar meaning or use of future dates. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated, and that apply to Citius Pharma and Citius Oncology as our majority owned subsidiary, are: the anticipated benefits of the transaction between TenX Keane Acquisition and Citius Pharma to form Citius Oncology may not be realized fully, if at all, or may take longer to realize than expected; Citius Oncology’s ability to commercialize LYMPHIR; our need for substantial additional funds; risks relating to the results of research and development activities, including those from our existing and any new pipeline assets; our ability to commercialize any of our other product candidates approved by the FDA; our dependence on third-party suppliers; our ability to procure cGMP commercial-scale supply; the estimated markets for our product candidates and the acceptance thereof by any market; the ability of our product candidates to impact the quality of life of our target patient populations; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; the early stage of products under development; market and other conditions; risks related to our growth strategy; patent and intellectual property matters; our ability to identify, acquire, close and integrate product candidates and companies successfully and on a timely basis; government regulation; competition; as well as other risks described in our SEC filings. These may be further impacted by any future public health risks or geopolitical events. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements. Risks regarding our business are described in detail in our Securities and Exchange Commission (“SEC”) filings which are available on the SEC’s website at www.sec.gov, including in our Annual Report on Form 10-K for the year ended September 30, 2023, filed with the SEC on December 29, 2023, and updated by our subsequent filings with the SEC. These forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Investor Contact:

Ilanit Allen

ir@citiuspharma.com

ir@citiusonc.com

908-967-6677 x113

Media Contact:

STiR-communications

Greg Salsburg

Greg@STiR-communications.com

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